INVESTORS:                                                    MEDIA:
John Standley                                                 Karen Rugen
717-214-8857                                                  717-730-7766
Kevin Twomey
717-731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE


                    RITE AID ANNOUNCES SECOND QUARTER RESULTS

              REDUCES NET LOSS TO $10.6 MILLION FROM $105.3 MILLION

                  ACHIEVES $152.9 MILLION OF ADJUSTED EBITDA,
                     A 22 PER CENT INCREASE OVER PRIOR YEAR

                          UPDATES FISCAL 2004 GUIDANCE

CAMP HILL, PA, September 25, 2003--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its second quarter, ended August 30, 2003.

Revenues for the 13-week second quarter increased 5.1 percent to $4.052 billion versus revenues of $3.857 billion in the prior year second quarter. Same store sales increased 5.9 percent during the second quarter as compared to the year-ago like period, consisting of a 6.8 percent pharmacy same store sales increase and a 4.3 percent increase in front-end same store sales. Prescription sales accounted for 63.8 percent of total sales, and third party prescription sales represented 93.2 percent of pharmacy sales.

Net loss for the quarter was $10.6 million or a loss of $.04 per common share compared to last year's second quarter loss of $105.3 million or a loss of $.21 per common share. The reduced loss is due primarily to a reduction in store closing and impairment charges and a 22 percent increase in adjusted EBITDA (which is reconciled to the net loss on the attached table), partially offset by an increase in stock based compensation. The current year quarter included a store closing and impairment credit of $9.0 million offset by an $8.8 million charge for stock based compensation. The prior year quarter included a $58.2 million charge for store closing and impairment and a $6.7 million credit for stock-based compensation, which combined to impact the prior year quarter net loss by $.10 per common share. Reduced expense for LIFO charges, interest expense and depreciation and amortization also benefited the current year quarter.


                                    - MORE -

Rite Aid Second Quarter Release - page 2


Adjusted EBITDA, which is reconciled to the net loss on the attached table, amounted to $152.9 million or 3.8 percent of revenues compared to $125.4 million or 3.3 percent of revenues last year.

"We're very pleased with our second quarter as operating performance improved substantially over last year with a 22 percent increase in adjusted EBITDA. Our team did an excellent job of leveraging our significant increase in same store sales." said Mary Sammons, Rite Aid president and CEO. "We expect this very positive momentum to continue as we move into the busiest selling season of the year."

In the second quarter, the company remodeled 49 stores, relocated one store and closed 11 stores. Stores in operation at the end of the quarter totaled 3,386.

Certain reclassifications have been made to prior years' amounts on the attached tables to conform to the current year classifications.


Guidance for Fiscal 2004 Updated

Based on current trends, Rite Aid said it expects sales of $16.5 billion to $16.7 billion in fiscal 2004 which ends February 28, 2004, with same store sales improving 5.5 percent to 6.5 percent over fiscal 2003. Results for the fifty-two weeks ending February 28, 2004 are expected to be between $4.0 million net income and $27.0 million net loss as compared to previous guidance of a net loss between zero to $63.0 million. The company also updated its adjusted EBITDA guidance for the year, as reconciled on the attached table, to be between $700.0 million and $725.0 million compared to the prior range of $675.0 million to $725.0 million.

Capital expenditures are expected to be between $170.0 million to $190.0 million in fiscal 2004.


Conference Call Broadcast

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on September 27. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 2810478.


                                    - MORE -

Rite Aid Second Quarter Release - page 3


Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of nearly $16 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our management's long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third party payors to reduce prescription drug reimbursements, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

                                       ###

                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                   (unaudited)

                                              August 30,   March 1,
                                                 2003        2003
                                             ----------- -----------
                         ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                    $  259,931  $  365,321
 Accounts receivable, net                        637,159     575,518
 Inventories, net                              2,331,144   2,195,030
 Prepaid expenses and other current assets       101,249     108,018
                                             ----------- -----------
     Total current assets                      3,329,483   3,243,887
PROPERTY, PLANT AND EQUIPMENT, NET             1,909,756   1,868,579
GOODWILL                                         684,535     684,535
OTHER INTANGIBLES, NET                           188,607     199,768
OTHER ASSETS                                     135,186     136,746
                                             ----------- -----------
     Total assets                              6,247,567   6,133,515
                                             =========== ===========

          LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
 Short-term debt and current maturities of
  long-term debt and lease financing
  obligations                                $    78,496 $   103,715
 Accounts payable                                863,501     755,284
 Accrued salaries, wages and other current
  liabilities                                    696,536     707,999
                                             ----------- -----------
     Total current liabilities                 1,638,533   1,566,998
CONVERTIBLE NOTES                                245,250     244,500
LONG-TERM DEBT, LESS CURRENT MATURITIES        3,456,645   3,345,365
LEASE FINANCING OBLIGATIONS, LESS CURRENT
 MATURITIES                                      166,250     169,048
OTHER NONCURRENT LIABILITIES                     863,283     900,270
                                             ----------- -----------
     Total liabilities                         6,369,961   6,226,181
                                             ----------- -----------

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK                        19,714      19,663
STOCKHOLDERS' DEFICIT:
 PREFERRED STOCK                                 401,579     393,705
 COMMON STOCK                                    515,515     515,115
 ADDITIONAL PAID-IN CAPITAL                    3,136,446   3,119,619
 ACCUMULATED DEFICIT                          (4,167,539) (4,118,119)
 STOCK-BASED AND DEFERRED COMPENSATION                 -       5,369
 ACCUMULATED OTHER COMPREHENSIVE LOSS            (28,109)    (28,018)
                                             ----------- -----------
     Total stockholders' deficit                (142,108)   (112,329)
                                             ----------- -----------
     Total liabilities and stockholders'
      deficit                                  6,247,567   6,133,515
                                             =========== ===========

                      RITE AID CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                             Thirteen      Thirteen
                                               Weeks        Weeks
                                               ended        ended
                                              August 30,   August 31,
                                                2003         2002
                                             -----------  -----------
REVENUES                                     $ 4,052,091  $ 3,856,510
COSTS AND EXPENSES:
 Costs of goods sold, including occupancy
  costs                                        3,087,860    2,958,690
 Selling, general and administrative
  expenses                                       893,337      865,931
 Stock-based compensation expense (benefit)        8,847       (6,746)
 Store closing and impairment (credits)
  charges                                         (8,994)      58,223
 Interest expense                                 79,409       84,955
 Interest rate swap contracts                          -           14
 Loss (gain) on debt modifications and
  retirements, net                                 1,888       (1,392)
 Loss on sale of assets and investments, net         342        1,477
                                             -----------  -----------

                                               4,062,689    3,961,152
                                             -----------  -----------

     Loss before income taxes                    (10,598)    (104,642)


INCOME TAX EXPENSE                                     -          649
                                             -----------  -----------
                                             -----------  -----------
 Net loss                                        (10,598)    (105,291)
                                             ===========  ===========

Basic and diluted loss per share
 Net loss                                        (10,598)    (105,291)
 Accretion of redeemable preferred stock             (26)         (26)
 Cumulative preferred stock dividends             (7,874)      (2,263)
                                             -----------  -----------
     Net loss applicable to common
      stockholders                               (18,498)    (107,580)
                                             ===========  ===========
     Net loss per share                            (0.04)       (0.21)
                                             ===========  ===========

Weighted average shares outstanding              515,402      515,158
                                             ===========  ===========

                      RITE AID CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                             Twenty-six   Twenty-six
                                                Weeks        Weeks
                                                ended        ended
                                              August 30,   August 31,
                                                 2003         2002
                                             -----------  -----------
REVENUES                                     $ 8,098,259  $ 7,780,241
COSTS AND EXPENSES:
 Costs of goods sold, including occupancy
  costs                                        6,156,035    5,952,468
 Selling, general and administrative
  expenses                                     1,783,070    1,765,074
 Stock-based compensation expense                 18,682        1,348
 Store closing and impairment (credits)
  charges                                         (2,628)      54,106
 Interest expense                                158,367      169,586
 Interest rate swap contracts                          -          278
 Loss (gain) on debt modifications and
  retirements, net                                35,315       (1,662)
 Gain on sale of assets and investments, net      (1,162)     (15,388)
                                             -----------  -----------

                                               8,147,679    7,925,810
                                             -----------  -----------

     Loss before income taxes                    (49,420)    (145,569)


INCOME TAX BENEFIT                                     -      (42,862)
                                             -----------  -----------
                                             -----------  -----------
 Net loss                                        (49,420)    (102,707)
                                             ===========  ===========

Basic and diluted loss per share
 Net loss                                        (49,420)    (102,707)
 Accretion of redeemable preferred stock             (52)         (51)
 Cumulative preferred stock dividends             (7,874)      (9,493)
                                             -----------  -----------
     Net loss applicable to common
      stockholders                               (57,346)    (112,251)
                                             ===========  ===========
     Net loss per share                            (0.11)       (0.22)
                                             ===========  ===========

Weighted average shares outstanding              515,227      515,139
                                             ===========  ===========

                      RITE AID CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                  RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                                 (In thousands)

                                               Thirteen    Thirteen
                                                 Weeks       Weeks
                                                 Ended       ended
                                              August 30,   August 31,
                                                 2003        2002
                                             -----------  -----------
RECONCILIATION OF NET LOSS TO ADJUSTED
 EBITDA:
  Net loss                                   $   (10,598) $  (105,291)
  Adjustments:
   LIFO charge (a)                                11,790       17,250
   Store closing and impairment (credits)
    charges                                       (8,994)      58,223
   Closed store liquidation expense (b)            2,246          528
   Stock-based compensation expense (benefit)      8,847       (6,746)
   Loss (gain) on debt modifications and
    retirements, net (c)                           1,888       (1,392)
   Litigation settlements, net (d)                     -          261
   Loss on sale of assets and investments            342        1,477
   Legal and accounting expenses (e)               2,639        3,210
   Interest expense                               79,409       84,955
   Interest rate swap contracts                        -           14
   Recurring income tax expense                        -          649
   Depreciation and amortization                  65,097       72,307
   Other                                             231           (5)
                                             -----------  -----------
     Adjusted EBITDA                         $   152,897  $   125,440
                                             ===========  ===========
     Percent of revenues                            3.77%       3.25%

NOTES:

(a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b) Represents costs to liquidate inventory at stores that are in the process of closing.

(c) Represents loss (gain) related to debt modifications and retirements, net.

(d) Represents net impact of non- recurring litigation.

(e) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.

                      RITE AID CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                  RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                                 (In thousands)

                                             Twenty-six   Twenty-six
                                                Weeks        Weeks
                                                ended        ended
                                              August 30,   August 31,
                                                 2003         2002
                                             -----------  -----------
RECONCILIATION OF NET LOSS TO ADJUSTED
 EBITDA:
  Net loss                                   $   (49,420) $  (102,707)
  Adjustments:
   LIFO charge (a)                                26,820       34,500
   Store closing and impairment (credits)
    charges                                       (2,628)      54,106
   Closed store liquidation expense (b)            3,229        8,221
   Stock-based compensation expense               18,682        1,348
   Loss (gain) on debt modifications and
    retirements, net (c)                          35,315       (1,662)
   Litigation settlements, net (d)                  (750)      20,261
   Gain on sale of assets and investments         (1,162)     (15,388)
   Legal and accounting expenses (e)               8,627        9,882
   Non-recurring income tax benefit                    -      (44,011)
   Interest expense                              158,367      169,586
   Interest rate swap contracts                        -          278
   Recurring income tax expense                        -        1,149
   Depreciation and amortization                 130,672      147,326
   Other                                             251          870
                                             -----------  -----------
     Adjusted EBITDA                         $   328,003  $   283,759
                                             ===========  ===========
     Percent of revenues                            4.05%        3.65%

NOTES:

(a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b) Represents costs to liquidate inventory at stores that are in the process of closing.

(c) Represents loss (gain) related to debt modifications and retirements, net.

(d) Represents net impact of non- recurring litigation.

(e) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.

                      RITE AID CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
            RECONCILIATION OF NET (LOSS) INCOME GUIDANCE TO ADJUSTED
                                 EBITDA GUIDANCE
                                 (In thousands)

                                                 Guidance Range
                                             -----------------------
                                                Low           High
                                             -----------  -----------

                                                Year         Year
                                                Ending      Ending
                                               February    February
                                               28, 2004    28, 2004
                                             -----------  -----------
RECONCILIATION OF NET (LOSS) INCOME TO
 ADJUSTED EBITDA

  Net (loss) income                          $   (27,000) $     4,000
  Adjustments:
   LIFO charge                                    55,000       55,000
   Store closing, liquidation, and
    impairment charges                            45,000       45,000
   Stock-based compensation expense               31,000       29,000
   Loss on debt modifications and
    retirements, net                              35,000       35,000
   Legal and accounting expenses                  13,000       13,000
   Income tax benefit, net                       (22,000)     (22,000)
   Interest expense                              313,000      313,000
   Depreciation and amortization                 258,000      255,000
   Litigation settlements, gain on sale of
    assets and investments, and other             (1,000)      (2,000)
                                             -----------  -----------
     Adjusted EBITDA                         $   700,000  $   725,000
                                             ===========  ===========